UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2019

Avedro, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38809	13-4223265
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Jones Road Waltham, Massachusetts		02451
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 768-3400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	AVDR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 21, 2019, pursuant to the terms and conditions of an Agreement and Plan of Merger, dated as of August 7, 2019 (the “Merger Agreement”), by and among Glaukos Corporation, a Delaware corporation (“Glaukos”), Atlantic Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Glaukos (“Merger Sub”) and Avedro, Inc., a Delaware corporation (“Avedro”), Merger Sub was merged with and into Avedro, with Avedro continuing as the surviving corporation and a wholly owned subsidiary of Glaukos (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.00001 per share, of Avedro (“Avedro Common Stock”), (other than shares of Avedro Common Stock owned by Glaukos, Merger Sub, Avedro or any direct or indirect, wholly owned subsidiary of Avedro or Glaukos) that was issued and outstanding immediately prior to the Effective Time was automatically cancelled and converted into the right to receive 0.365 (the “Exchange Ratio”) of a share of common stock of Glaukos, par value $0.001 per share (“Glaukos Common Stock”).

Subject to certain exceptions, each Avedro equity award that was outstanding as of the Effective Time was converted, subject to the Exchange Ratio, into equivalent equity awards of Glaukos on the same terms and conditions applicable to the Avedro equity awards immediately prior to the Effective Time. In particular:

•

Each outstanding and unexercised option to purchase Avedro Common Stock (whether vested or unvested) (an “Avedro Stock Option”) was assumed by Glaukos and converted into an option (an “Assumed Stock Option”) to purchase a number of shares of Glaukos Common Stock (rounded down to the nearest whole share) equal to the product of the number of shares of Avedro Common Stock subject to such Avedro Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio. The per share exercise price for the Glaukos Common Stock issuable upon exercise of such Assumed Stock Option is equal (rounded up to the nearest whole cent) to the exercise price per share of Avedro Common Stock applicable to such Avedro Stock Option immediately prior to the Effective Time divided by the Exchange Ratio. Otherwise, each Assumed Stock Option is subject to the same terms and conditions (including expiration date, vesting and exercise provisions) as were applicable to the corresponding Avedro Stock Option immediately prior to the Effective Time. After the Effective Time, each Assumed Stock Option no longer represented the right to acquire Avedro Common Stock.

•

Each outstanding restricted stock unit issued by Avedro (an “Avedro RSU”) (but excluding any Avedro RSU that vested prior to or as a result of the consummation of the Merger and settled in shares of Avedro Common Stock that converted into the right to receive shares of Glaukos Common Stock as a result of the Merger) was assumed by Glaukos (an “Assumed RSU”) and converted into the right to receive the number of shares of Glaukos Common Stock (rounded down to the nearest whole share) equal to the product of the number of shares of Avedro Common Stock subject to such Avedro RSU immediately prior to the Effective Time multiplied by the Exchange Ratio. Otherwise, each Assumed RSU is subject to the same terms and conditions (including vesting, payment and withholding provisions) as were applicable to the corresponding Avedro RSU immediately prior to the Effective Time. After the Effective Time, each Assumed RSU no longer represented the right to acquire Avedro Common Stock.

•

Each warrant to purchase shares of Avedro Common Stock (an “Avedro Warrant”) that was outstanding and unexercised as of immediately prior to the Effective Time was cancelled and converted into the right to receive a number of shares of Glaukos Common Stock equal to (i) the number of shares of Avedro Common Stock subject to such Avedro Warrant multiplied by the Exchange Ratio minus (ii) the quotient obtained by dividing the aggregate exercise price of such Avedro Warrant by the volume weighted averages of the trading price of Glaukos Common Stock for the five consecutive trading dates ending three trading days prior to the consummation of the Merger.

The foregoing summary description of the Merger Agreement is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Avedro’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2019 and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

On November 21, 2019, in connection with the completion of the Merger, Avedro notified The Nasdaq Stock Market LLC (“Nasdaq”) of the effectiveness of the Merger and that the Avedro Common Stock was cancelled and converted into the right to receive Glaukos Common Stock and requested that Nasdaq delist the Avedro Common Stock and file with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to report that the Avedro Common Stock will no longer be listed on Nasdaq. In accordance with Nasdaq requirements, trading of Avedro Common Stock on Nasdaq was suspended immediately following the after-hours session at 8 p.m. Eastern Time on November 20, 2019.

Avedro intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of Avedro Common Stock and the suspension of Avedro’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Avedro Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K are incorporated by reference in this Item 3.03.

In connection with the Merger, at the Effective Time, each outstanding share of Avedro Common Stock was cancelled and converted into the right to receive shares of Glaukos Common Stock (other than shares of Avedro Common Stock owned by Glaukos, Merger Sub or Avedro or any direct or indirect, wholly owned subsidiary of Avedro or Glaukos).

Item 5.01. Changes in Control of Registrant.

The information set forth in Item 2.01, 3.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

In connection with the Merger, at the Effective Time, a change of control of Avedro occurred. Upon consummation of the Merger, Merger Sub was merged with and into Avedro, with Avedro continuing as the surviving corporation and as a direct wholly owned subsidiary of Glaukos.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

In accordance with the terms of the Merger Agreement, at the Effective Time the directors of Merger Sub immediately prior to the Effective Time, consisting of Thomas W. Burns and Joseph E. Gilliam, became the directors of the surviving corporation until their successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal. Each of the directors of Avedro immediately prior to the Effective Time, consisting of Donald J. Zurbay, Honbgo Lu, Ph.D., Reza Zadno, Ph.D., Jonathan Silverstein, Garheng Kong, MD, Ph.D., and Robert J. Palmisano, voluntarily resigned and ceased serving as directors of Avedro as of the Effective Time.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Pursuant to the terms of the Merger Agreement, at the Effective Time, Avedro’s certificate of incorporation and bylaws were amended and restated in their entirety, both as set forth as exhibits to the Merger Agreement. The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of Avedro are attached as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 19, 2019, Avedro held a special meeting of its stockholders (the “Special Meeting”). Avedro’s stockholders voted on two proposals at the Special Meeting, each of which is described in more detail in Avedro’s definitive proxy statement filed with the SEC on October 17, 2019.

Avedro’s stockholders were entitled to one vote for each share of Avedro Common Stock held by such stockholder as of the close of business on October 15, 2019 (the “Record Date”). At the close of business on the Record Date, there were 17,520,243 shares of Avedro Common Stock eligible to vote at the Special Meeting. Present at the Special Meeting or by proxy were holders of 13,950,903 shares of Avedro Common Stock, representing 79.63% of the outstanding shares of Avedro Common Stock eligible to vote at the Special Meeting, and constituting a quorum. The final results with respect to each such proposal are set forth below.

Proposal 1 - To approve the Merger and adopt the Merger Agreement and the other transactions contemplated thereby (the “Merger proposal”):

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,924,787	18,966	7,150	0

Proposal 2 - To approve, on a non-binding, advisory basis, the compensation payments that will or may be paid by Avedro to its named executive officers and a certain named executive officer of Glaukos who is a former director of Avedro, that is based on, or otherwise relates to, the Merger:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,863,263	71,689	15,951	0

As there were sufficient votes to approve the Merger proposal, stockholder action on a third proposal, to approve adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if sufficient votes to approve the Merger proposal have not been obtained by Avedro, was not necessary or required and Avedro did not call the vote on that proposal.

Item 8.01.	Other Events.

On November 21, 2019, Avedro issued a joint press release with Glaukos announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

2.1	Agreement and Plan of Merger, dated as of August 7, 2019, by and among Avedro, Glaukos and Merger Sub (incorporated by reference to Exhibit 2.1 to Avedro’s Current Report on Form 8-K filed with the SEC on August 7, 2019).

3.1	Amended and Restated Certificate of Incorporation of Avedro.

3.2	Amended and Restated Bylaws of Avedro.

99.1	Press release of Avedro and Glaukos, dated as of November 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2019

AVEDRO, INC.

By:	/s/ Joseph E. Gilliam
Name: Title:	Joseph E. Gilliam Chief Financial Officer and Senior Vice President, Corporate Development